As filed with the Securities and Exchange Commission on September 11, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rent the Runway, Inc.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	80-0376379
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Jay Street
Brooklyn, New York 11201
Telephone: (212) 524-6860
(Address of principal executive offices) (Zip code)

Rent the Runway, Inc. Second Amended and Restated 2021 Incentive Award Plan, as Amended
(Full title of the plans)

Teri J. Bariquit
Interim Chief Executive Officer and President
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Name and address of agent for service)

Telephone: (212) 524-6860
(Telephone number, including area code, of agent for service)

With copies to:

Nicole Brookshire Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Cara Schembri Rent the Runway, Inc. 10 Jay Street Brooklyn, New York 11201 (212) 524-6860

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,905,082 shares of Rent the Runway, Inc.’s (the “Registrant”) Class A common stock under the Rent the Runway, Inc. Second Amended and Restated 2021 Incentive Award Plan, as amended (the “Plan”), in respect of shares of common stock underlying equity awards granted under the Plan which were forfeited in accordance with their terms and became available for issuance under the Plan in accordance with Section 4.2 of the Plan. A Registration Statement on Form S-8 filed by the Registrant for the same employee benefit plan is currently effective. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File Nos. 333-260564, 333-264295, 333-271241, 333-278623, 333-286549, 333-291155 and 333-292152), filed with the Securities and Exchange Commission, relating to the 2021 Plan, are incorporated herein by reference.

Exhibit Number	Description
4.1
Thirteenth Amended and Restated Certificate of Incorporation of the Registrant, dated July 15, 2026 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on July 16, 2026)

4.2
Third Amended and Restated Bylaws of the Registrant, dated August 11, 2026 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on August 13, 2026)

5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Second Amended and Restated 2021 Incentive Award Plan
99.2	First Amendment to Second Amended and Restated 2021 Incentive Award Plan
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 2026.

RENT THE RUNWAY, INC.

Date: September 11, 2026	By:	/s/ Teri J. Bariquit
Name: Teri J. Bariquit
Title: Interim Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Teri J. Bariquit and David Loretta, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Teri J. Bariquit	Interim Chief Executive Officer, President and Director (Principal Executive Officer and Director)	September 11, 2026
Teri J. Bariquit

/s/ David Loretta	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 11, 2026
David Loretta

/s/ Dhiren Fonseca	Executive Chair and Director	September 11, 2026
Dhiren Fonseca

/s/ Peter Comisar	Director	September 11, 2026
Peter Comisar

/s/ Damian Giangiacomo	Director	September 11, 2026
Damian Giangiacomo
/s/ Daniel Rosensweig	Director	September 11, 2026
Daniel Rosensweig

/s/ Suchi Sastri	Director	September 11, 2026
Suchi Sastri